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                      [LETTERHEAD OF SHEARMAN & STERLING]


                                                                       EXHIBIT 8

                                       September 4, 1997


Associated Banc-Corp
112 North Adams Street
P.O. Box 13307
Green Bay, WI 54307-3307

Ladies and Gentlemen:

        We are acting as special counsel to Associated Banc-Corp, a Wisconsin corporation ("Associated"), in connection with the proposed merger (the "Merger") of First Financial Corporation ("First Financial"), a Wisconsin corporation, with and into Badger Merger Corp. ("Merger Sub"), a Wisconsin corporation and direct wholly-owned subsidiary of Associated, pursuant to an Agreement and Plan of Merger, dated as of May 14, 1997, by and among Associated, Merger Sub and First Financial (the "Agreement"). Associated is filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1993, as amended, a registration statement on Form S-4 (the "Registration Statement") with respect to the common stock of Associated to be issued to holders of shares of common stock of First Financial (the "Common Stock") in connection with the Merger.

        In rendering the opinion set forth below, we have assumed that the transactions contemplated by the Agreement will be consummated in accordance therewith and as described in the Joint Proxy Statement/Prospectus (together, the "Proxy Statement") included in the Registration Statement, that the Merger will qualify as a statutory merger under applicable state laws, and that the representations as to certain factual matters to be provided to us by Associated and First Financial in connection with our tax opinion concerning the federal income tax treatment of the Merger will be true and accurate in all material respects.

        Based upon the foregoing, we are of the opinion that, subject to the limitations set forth therein, the discussion contained in the Proxy Statement under the caption "The Merger--Material Federal Income Tax Consequences", is an accurate summary of the material federal income tax consequences of the Merger under currently applicable law.

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        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to us under the caption "The Merger--Material Federal Income Tax Consequences" and elsewhere in the Proxy Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                                        Very truly yours

                                        /s/ Sherman & Sterling

LMB:CAH